UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Vantis, Suite 350
Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 14, 2011, Sunstone Hotel Investors, Inc. (the “Company”) appointed John V. Arabia, 41, as Chief Financial Officer and Executive Vice President of Corporate Strategy of the Company. Mr. Arabia’s employment will commence on a date mutually agreed by the Company and Mr. Arabia (but not later than April 4, 2011). Subject to terms and conditions in the employment agreement (discussed below) and the achievement of certain performance objectives to be determined by the Company’s Board of Directors (the “Board”), no earlier than February 29, 2012, and no later than February 28, 2013, Mr. Arabia will be appointed to serve as President. The date of such appointment will be determined by the Board. Mr. Arabia will also serve as a member of the Board not later than twelve months after appointment to President, subject to any required stockholder vote.

Mr. Arabia is currently Managing Director of Green Street Advisors’ highly respected real estate research team. Mr. Arabia joined Green Street in 1997 and was instrumental in creating the firm’s lodging research platform. In 2005, 2006 and 2007, Green Street Advisors was awarded the title of “Best Independent Research Firm” by Institutional Investor for the lodging and gaming sector as a result of Mr. Arabia’s efforts. In 2007, he was named one of Institutional Investor’s “20 Rising Stars.” In 2008, Mr. Arabia won the Wall Street Journal’s “Best on the Street” award in the hotel and gaming category. Prior to joining Green Street, Mr. Arabia was a Consulting Manager at EY Kenneth Leventhal and was largely responsible for the firm’s west coast lodging consulting practice which specialized in hotel market studies, valuation and acquisition due diligence. Mr. Arabia started his hotel career in 1987, working various entry-level operating positions at the Anaheim Marriott. Mr. Arabia, who earned a CPA certificate from the state of Illinois, holds an MBA in Real Estate/Accounting from The University of Southern California and a Bachelor of Science in Hotel Administration from Cornell University.

There are no arrangements or understanding between Mr. Arabia or any other person(s) pursuant to which he was selected as an officer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which Mr. Arabia has or will have a direct or indirect material interest. In addition, there are no family relationships between Mr. Arabia and any other director or executive officer of the Company.

On February 14, 2011, the Company entered into an employment agreement, or the agreement, with Mr. Arabia, which provides that Mr. Arabia will initially serve as Chief Financial Officer and Executive Vice President of Corporate Strategy of the Company and Sunstone Hotel Partnership, LLC, the Company’s operating partnership.

The initial term of the agreement will terminate on February 14, 2014, and will be automatically extended for an additional three-year period, unless terminated by either party upon ninety days’ notice prior to the renewal date. The agreement provides for an initial annual base salary of $375,000, which may be increased from time to time in the Company’s sole discretion.

Mr. Arabia will be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 50% of base salary, a target level equal to 75% of base salary, a high level equal to 125% of base salary and a superior level equal to 150% of base salary; provided, however, that (a) so long as Mr. Arabia is employed by the Company as of December 31, 2011, he will receive a minimum cash performance bonus for fiscal year 2011 of $225,000, and (b) except for fiscal year 2011, no minimum bonus is guaranteed and any bonus may equal zero in any given year.

The agreement provides that, on the effective date of the agreement, Mr. Arabia will receive an initial upfront restricted stock grant valued at $2,500,000 (with the stock valued based on the average closing price of the Company’s common stock on the New York Stock Exchange for the twenty trading days ending three days prior to the date of board action). Upon Mr. Arabia’s appointment to President, he will be awarded an additional upfront restricted stock grant valued at $1,500,000 (with the stock valued based on the average closing price of the Company’s common stock on the New York Stock Exchange for the twenty trading days immediately preceding the date of appointment). The number of shares from the initial upfront $2,500,000 restricted stock grant having an equivalent value of $500,000 on the grant date will vest on the employment commencement date (which will occur on or before April 4, 2011) and, subject to Mr. Arabia’s continued employment with the Company, (a) the remainder of the restricted stock from the initial upfront $2,500,000 restricted stock grant and (b) the entirety of the additional $1,500,000 upfront restricted stock grant will vest equally in 20% tranches on the first, second, third, fourth and fifth anniversaries of February 17, 2011 and the date of appointment to President, respectively.

Mr. Arabia will also be eligible to earn annual equity awards with a threshold level equal to 100% of base salary, a target level equal to 150% of base salary, a high level equal to 200% of base salary and a superior level equal to 250% of base salary, with no guaranteed minimum. Furthermore, Mr. Arabia will be eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

If the Company terminates Mr. Arabia without cause or Mr. Arabia terminates his employment for good reason, (i) Mr. Arabia will receive, in two lump sum payments, all of the amounts as follows: (A) (1) incurred, but unreimbursed business expenses, (2) salary and accrued vacation through the date of termination, (3) any vested amounts due under any plan, program or policy of the Company, (4) unpaid bonus owed for any completed fiscal year before the date of termination, and (5) an amount equal to a pro rata share of the target annual cash bonus determined by multiplying the target annual cash bonus by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 ((A)(1) — (5) are collectively referred to as “Accrued Obligations”) and (B) a severance payment equal to two times the sum of (x) Mr. Arabia’s base salary in effect on the date of termination (but not less than $375,000), plus (y) a bonus severance amount (which will be the greater of Mr. Arabia’s target annual cash performance bonus and the actual bonus paid to Mr. Arabia in respect of the last full calendar year immediately preceding the date of termination; or, if such termination occurs prior to the first anniversary of the effective date of the agreement, the target annual bonus for the year of termination); (ii) all outstanding equity awards granted to Mr. Arabia will vest as follows: (1) if the termination occurs on or before the first anniversary of the effective date of the agreement, one half of the then unvested stock comprising the initial upfront $2,500,000 restricted stock grant will become immediately vested; or (2) if the termination occurs prior to the date Mr. Arabia is appointed President, but after the first anniversary of the effective date of the agreement, all outstanding stock options, restricted stock units and other equity awards granted to Mr. Arabia under any of the Company’s equity incentive plans (or awards substituted therefor covering the securities of a successor company) will become immediately vested and, as applicable, exercisable, provided that the remaining unvested stock from the initial upfront $2,500,000 restricted stock grant will become immediately vested only to the extent such unvested restricted stock was scheduled to vest within the twenty-four-month period immediately following the date of termination; or (3) if the termination occurs after the date Mr. Arabia is appointed President, all outstanding stock options, restricted stock units and other equity awards granted to Mr. Arabia under any of the Company’s equity incentive plans (or awards substituted therefor covering the securities of a successor company) will become immediately vested and, as applicable, exercisable, provided that both the then unvested stock comprising the initial upfront $2,500,000 restricted stock grant and the then unvested stock from the grant of restricted stock awarded in connection with Mr. Arabia’s appointment to President will become immediately vested only to the extent such unvested restricted stock was scheduled to vest within the twenty-four-month period immediately following the date of termination; and (iii) Mr. Arabia will receive eighteen months of Company-paid continued health insurance coverage for Mr. Arabia and his eligible family members. The Company’s obligation to make or provide the payments and benefits described above, other than Accrued Obligations, is conditioned upon Mr. Arabia’s execution of a general release of claims.

If Mr. Arabia’s employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries will be paid the Accrued Obligations and an amount equal to 100% of his annual base salary then in effect (but not less than $375,000), all outstanding equity awards will continue to vest (but only to the extent such outstanding awards were scheduled to vest within the twelve-month period immediately following the date of termination) and he and his eligible family members will receive eighteen months of Company-paid continued health insurance coverage.

In conjunction with the agreement, Mr. Arabia entered into an indemnification agreement with the Company providing that the Company will indemnify and advance expenses to him in the case of certain claims made against him by virtue of his position with the Company.

A copy of the Company’s press release announcing the appointment of Mr. Arabia to the position of Chief Financial Officer and Executive Vice President of Corporate Strategy is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 14, 2011	By:	/S/ KENNETH E. CRUSE
Kenneth E. Cruse President and Chief Financial Officer